Exhibit 99.1

Enservco Corporation Appoints Mark K. Patterson Chief Financial Officer

LONGMONT, CO – April 25, 2022 – Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced that Mark K. Patterson has been appointed Chief Financial Officer effective April 22, 2022. He succeeds the departing Marjorie Hargrave.

Patterson, who joined Enservco recently as Senior Vice President, is an accomplished senior executive with extensive experience in financial and strategic planning, operations, logistics, capital markets, and M&A. He is a growth-oriented manager with a track record of leading and executing transformative business and financial strategies with private and public companies ranging from start-ups to multi-billion-dollar enterprises.

Patterson is the former Board Member and CFO of Express-1 Expedited Solutions, which later changed its name to XPO Logistics – a $12 billion NYSE-listed freight transportation company. Previous assignments include Executive Vice President, CFO and COO of All-State Express, where he led operations, sales, safety, accounting and strategic planning; CFO and acting CEO of Transcard LLC, a financial technology company where he was responsible for operations, finance and accounting; and Executive Vice President and CFO of Appalachian Underwriters, an international insurance group where he led financial and operational matters. He is the founder and an owner of BetterWay Logistics, a fast-growing private freight brokerage agency.

“We are very pleased to add Mark to lead our finance team. He is a highly accomplished executive who has produced excellent results at every company he has been associated with throughout his career,” said Rich Murphy, Executive Chairman of Enservco. “We look forward to benefitting from his energy, skill set and experience as we advance our business strategy.”

“I am excited to join Enservco at a time when the energy industry is rebounding and opportunities for organic and acquisitive growth are growing,” said Patterson. “Enservco enjoys a strong industry reputation, a blue-chip customer base and a national footprint, which combine to provide a solid foundation to build upon.”

As a material incentive for entering his employment with the Company, Patterson will receive a restricted stock award grant outside of the Company’s 2016 Equity Incentive Plan aggregating 300,000 restricted shares of the Company’s Common Stock vesting over a three-year period subject to continuous service through each vesting date.

About Enservco

Through its various operating subsidiaries, Enservco provides a range of oilfield services, including hot oiling, acidizing, frac water heating, and related services. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming, West Virginia, Utah, Michigan, Illinois, Florida, New Mexico and Louisiana. Additional information is available at www.enservco.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," “intends,” "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2020, and subsequently filed documents with the SEC. Forward looking statements in this news release include the ability of the Company to advance its business strategy, achieve its growth objectives and maintain a strong balance sheet. In addition, we believe the higher oil price environment bodes well for the Company in the and the ability raise additional equity. Enservco disclaims any obligation to update any forward-looking statement made herein, except as required by law.

Contact:

Marjorie Hargrave

President and Chief Financial Officer

Enservco Corporation

mhargrave@enservco.com

Pfeiffer High Investor Relations, Inc.

Jay Pfeiffer

Phone: 303-880-9000

Email: jay@pfeifferhigh.com